Exhibit 10(c) xxiv

[Insert Name of Employee]

American Science & Engineering, Inc.
2005 Equity and Incentive Plan

Restricted Stock Award Agreement

American Science & Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA 01821

Ladies and Gentlemen:

The undersigned (i) acknowledges that [he/she] has received an award (the “Award”) of restricted stock from American Science & Engineering, Inc. (the “Company”) under the 2005 Equity & Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of each of the Plan as in effect on the date hereof and the most recently issued prospectus with respect to the shares issued under the Plan; and (iii) agrees with the Company as follows:

1.               Effective Date. This Agreement shall take effect as of _________, which is the date of grant of the Award.

2.               Shares Subject to Award. The Award consists of ______ shares (the “Shares”) of common stock of the Company (“Stock”). The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.               Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

4.               Nontransferability of Shares. The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5.               Forfeiture Risk. If the undersigned ceases to be employed by the Company and its subsidiaries for any reason, including death (except as to the proration provided for in Paragraph 11 below), any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

6.               Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

7.               Vesting of Shares. The Shares acquired hereunder shall vest upon the achievement of performance targets of the Company, as more particularly described herein (“Performance-Vested Shares”). The Performance Goals (the “Target”) shall be established by the Committee based on one or more of the following objective criteria prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period (as defined in the Plan) as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code: (i) increases in the price of the Common Stock, (ii) market share, (iii) sales, (iv) revenue, (v) return on equity, assets, or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating profit, (xv) net income, (xvi) research and development, (xvii) product releases, (xviii) manufacturing, or (xix) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices, as more particularly outlined on Exhibit A attached to this Agreement. The restrictions on Performance-Vested Shares shall lapse in accordance with the following terms:  as soon as practicable following the delivery to the Company of its audited financial statements for the fiscal year, the Compensation Committee shall determine whether the Target has been met. If the Target has been met, 100% of restrictions on the Performance-Vested Shares will lapse. If the Company has not met the Target prior to the end of the fiscal year ending on or before March 31, 2010 (“Final Target Date”), the Performance-Vested Shares shall be automatically and immediately forfeited.

Notwithstanding the foregoing, no shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries. In the event of a Change in Control, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of outstanding and then unvested Shares be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

8.               Legend. Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AMERICAN SCIENCE & ENGINEERING, INC, 2005 EQUITY AND INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND AMERICAN SCIENCE & ENGINEERING, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF AMERICAN SCIENCE & ENGINEERING, INC.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

9.               Dividends, etc.. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which [he/she] is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which [he/she] is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited;  and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall  refer, mutatis mutandis, to any such restricted amounts.

10.         Sale of Vested Shares. The undersigned understands that [he/she] will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable  requirements of federal and state securities laws.

11.         Vesting Upon Death. If the Participant’s employment is terminated by reason of his or her death, the Shares shall become vested, and the restrictions lifted, on a prorated basis reflecting the percentage of such Shares that was accrued by the Company on its books at the time of the Participant’s death. In such event, the restrictions will be lifted from such prorated portion of the Shares, and such prorated Shares shall be freely transferable to the person(s) to whom the Participant’s share rights pass by will or by the applicable laws of descent and distribution.

12.         Certain Tax Matters. The undersigned expressly acknowledges the following:

a.               The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award. The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

b.              The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that [his/her] rights hereunder are subject to [his/her] promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,

______________________________
(Signature of Employee)

Dated:  [Insert Date]

The foregoing Restricted Stock
Award Agreement is hereby accepted:

AMERICAN SCIENCE & ENGINEERING, INC.

By_______________________________